UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2010

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano
Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President of the Power Solutions Strategic Business Unit

On July 15, 2010, Steven Hogge became employed by Power-One, Inc. (“Power-One” or the “Company”) and was appointed as the Company’s President of the Power Solutions Strategic Business Unit.

Mr. Hogge is currently age 53.  Mr. Hogge previously held several senior management positions with Cooper Industries PLC, a manufacturer of electronic products and tools.   From 2007 to present, Mr. Hogge served as Vice President and General Manager of the Cooper Bussmann Transportation division, and Vice President of Business Development, Cooper Industries.  From 1998 to 2007, Mr. Hogge served as Vice President and General Manager of Cooper Industries’ Bussmann Electronics Division, and concurrently from 2004 to 2007, he also assumed the responsibilities of the Managing Director for Bussmann’s Electrical and Industrial business in Asia.  Prior to Cooper Industries, Mr. Hogge held several senior positions with Bourns Inc., Alpha Modular Systems and Raychem Corporation.  Mr. Hogge graduated from the U.S. Naval Academy and received his MBA from NYU’s Stern School of Business.

Employment Agreement

The terms of Mr. Hogge’s employment are outlined in an offer letter dated June 11, 2010.  Pursuant to the terms of the offer letter, Mr. Hogge will receive a base salary of $335,000 per year, and an annual car allowance of $7,800 per year. Mr. Hogge will also receive a one-time signing and relocation bonus of $100,000.  The bonus will not be fully earned until the second anniversary of Mr. Hogge’s start date unless his employment is terminated other than for cause by Power-One prior to that date.  If Mr. Hogge’s employment terminates prior to the bonus becoming fully earned,  he will be required to repay the Company a pro-rata portion of the bonus. Mr. Hogge is entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s other officers and employees.

The Employment Letter provides that Mr. Hogge is entitled to particiopate in the Company’s 2010 Management Incentive Plan (the “Plan”) at a target payout rate equal to 60% of his base salary, with a pro-rata adjustment to take into account his start date.  Mr. Hogge’s actual incentive payment for fiscal 2010 will be determined based on a combination of Company and individual performance objectives, and any payout is subject to the Company achieving a minimum predetermined financial result as described in the Plan.

Pursuant to the offer letter, Mr. Hogge was granted 100,000 non-qualified stock options and an award of 100,000 restricted stock units under the Company’s Amended and Restated 2004 Stock Incentive Plan Mr. Hogge’s Employment Letter provides that he will be covered by the Company’s Senior Executive Change in Control Agreement at a “1x” benefit level.

Item 7.01:              Regulation FD Disclosure.

On July 16, 2010, the Company issued a press release announcing that Mr. Hogge was appointed as the Company’s President of the Power Solutions Strategic Business Unit (the “Press Release”).  A copy of the Press Release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01:              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release issued by Power-One, Inc. on July 16, 2010 announcing the appointment of Steven Hogge as President of the Power Solutions Strategic Business Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/LINDA C. HELLER
Date:	July 19, 2010		Linda C. Heller
Senior Vice President — Finance and Chief Financial Officer